EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85248 and in Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of MITY Enterprises, Inc. on Forms S-8 of our report dated May 19, 2004, appearing in this Annual Report on Form 10-K of MITY Enterprises, Inc. for the year ended March 31, 2004.

Deloitte & Touche LLP

Salt Lake City, Utah
May 19, 2004